UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	90-1069184
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6160 West Tropicana Ave, Suite E-13
Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-200918

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of IEG Holdings Corporation, a Florida corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration Statement No. 333-200918) as originally filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2014, as subsequently amended (the “Registration Statement”), including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IEG HOLDINGS CORPORATION

	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	Chief Executive Officer

Date: June 30, 2015